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                                                                    EXHIBIT 10.9



                              RAINFOREST CAFE, INC.

                      1998 NON-EXECUTIVE STOCK OPTION PLAN


         1. Purpose. The purpose of the 1998 Non-Executive Stock Option Plan (the "Plan") of Rainforest Cafe, Inc. (the "Company") is to increase shareholder value and to advance the interests of the Company by attracting, motivating and retaining non-executive full-time employees of the Company ("Non- Executive Employees") by furnishing Non-Executive Employees non-qualified stock options to purchase Common Stock, no par value, of the Company ("Stock Options").

         2. Administration. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors of the Company. The members of the Committee may be employee Directors of the Company, non-employee Directors of the Company, or any combination thereof. The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Stock Options under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

         3. Eligible Employees. Non-Executive Employees of the Company who are full-time employees shall become eligible to receive Stock Options under the Plan when designated by the Committee. For purposes of the Plan, "Non-Executive Employees" shall be any employee of the Company who is not a director or officer of the Company, as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Non-Executive Employees may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate.

         4. Shares Subject to the Plan.

                  4.1 Number of Shares. Subject to adjustment as provided in
         Section 6.5, the number of shares of Common Stock which may be issued under the Plan shall not exceed 1,000,000 shares of Common Stock.

                  4.2 Cancellation. In the event that a Stock Option granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, options relating to such shares may again be issued under the Plan. The Committee may also determine to cancel, and agree to the cancellation of, Stock Options in order to make a participant eligible for the grant of a Stock Option at a lower price than the option to be canceled.



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                  4.3 Type of Common Stock. Common Stock issued under the Plan in connection with Stock Options shall be authorized and unissued shares.

         5. Stock Options. A Stock Option is a right to purchase shares of Common Stock from the Company. Each Stock Option granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  5.1 Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 6.5.

                  5.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 6.5.

                  5.3 Non-Qualified Stock Option. No Stock Option granted under the Plan shall qualify as an incentive stock option (as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended).

                  5.4 Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.3, the term of each Stock Option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each Stock Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any Stock Option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

                  5.5 Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the Stock Option shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a Stock Option, a participant shall have no rights as a shareholder.

         6.       General.

                  6.1 Duration. The Plan shall remain in effect until all Stock Options granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Stock Options may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company.


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                  6.2 Non-transferability of Stock Options. No Stock Option may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Plan or in the Stock Option) and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, a Stock Option may be exercised only by him or by his guardian or legal representative.

                  6.3 Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, any Stock Options may be exercised or shall expire at such times as may be determined by the Committee.

                  6.4 Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of Stock Option require the recipient of the Stock Option, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the Stock Option or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Stock Option issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Stock Option, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Stock Option shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  6.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Stock Option, and the shares of Common Stock issuable pursuant to any Stock Option shall be adjusted as and to the extent appropriate, at the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

                  6.6 Stock Option Plans and Agreements. The terms of each Stock Option shall be stated in an agreement approved by the Committee.


                  6.7 Withholding.

                           (a) The Company shall have the right to withhold from
                  any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount

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                  required to be withheld under applicable income tax laws in connection with an exercise of an option, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                           (b) Each Election must be made prior to the Tax Date.
                  The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Stock Option that the right to make Elections shall not apply to such Stock Option. An Election is irrevocable.

                  6.8 No Continued Employment or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

                  6.9 Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 6.5, change or impair, without the consent of the recipient, a Stock Option previously granted.

                  6.10 Immediate Acceleration of Stock Option. Notwithstanding any provision in this Plan or in any Stock Option to the contrary, all outstanding options will become exercisable immediately any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

                           (1) any person or group of persons becomes the
                  beneficial owner of 30% or more of any equity security of the Company entitled to vote for the election of directors;

                           (2) a majority of the members of the Board of
                  Directors of the Company is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

                           (3) the shareholders of the Company approve an
                  agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

                  For purposes of this Section 6.10, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of this Plan shall not

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         become applicable again should the person cease to own 30% or more of any equity security of the Company.

                  For purposes of this Section 6.10, "Continuing Directors" are directors (a) who were in office prior to the time any of provisions
         (1), (2) or (3) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by the Continuing Directors.

                  6.11 Definition of Fair Market Value. For purposes of this Plan, the "Fair Market Value" of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the NASDAQ National Market System, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or NASDAQ on the applicable date. If such U.S. securities exchange or NASDAQ is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or NASDAQ.



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